AMENDMENT TO
                             PARTICIPATION AGREEMENT

The Participation Agreement dated July 27, 1999 by and among AIM Variable Insurance Funds, a Delaware trust, Allianz Life Insurance Company of North America, a Minnesota life insurance company and USAllianz Investor Services, LLC (collectively (the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

         WHEREAS, the Parties desire to amend Schedule A of the Agreement to add variable funds and/or contracts.

         NOW, THERFORE, in consideration of their mutual promises, the Parties agree as follows:

         Schedule A of the Agreement is herby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

--------------------------------------- ---------------------------------- ----------------------------------------
  FUNDS AVAILABLE UNDER THE POLICIES    SEPARATE ACCOUNTS UTILIZING SOME      POLICIES/CONTRACTS FUNDED BY THE
                                               OR ALL OF THE FUNDS                    SEPARATE ACCOUNTS
--------------------------------------- ---------------------------------- ----------------------------------------
AIM V.I. Capital Appreciation Fund*     Allianz Life Variable Account A    o        Life Fund
AIM V.I. International Growth Fund*
AIM V.I. Premier Equity Fund*           Allianz Life Variable Account B    o        USAllianz Charter
                                                                           o        USAllianz Alterity
                                                                           o        USAllianz Rewards
                                                                           o        Valuemark II
                                                                           o        Valuemark III
                                                                           o        Valuemark IV
                                                                           o        Valuemark Income Plus
*Fund no longer available to new
investors of separate accounts
--------------------------------------- ---------------------------------- ----------------------------------------

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2002


                                             AIM VARIABLE INSURANCE FUNDS
Attest /S/ JIM COPPEDGE                      By:   /S/ CAROL F. RELIHAN
      -----------------                           ------------------------
Name:     Jim Coppedge                       Name:   Carol F. Relihan
Title:    Assistant Secretary                Title:   Senior Vice President


(seal)                                       ALLIANZ LIFE INSURANCE COMPANY OF
                                             NORTH AMERICA
Attest :_____________                        By: /S/STEWART GREGG
                                                 ------------------
Name:   ______________                       Name: ___________________
Title:  ______________                       Title:     2ND VP
                                                  ----------------------

(seal)

                                     1 of 2

                                            USALLIANZ INVESTOR SERVICES, LLC
Attest :_____________                       By: /S/STEWART GREGG
Name:   ______________                      Name: ___________________
Title:  ______________                      Title    SECRETARY
                                                  ------------------

(seal)


                                     2 of 2

                                 AMENDMENT NO. 1
                                 ---------------
                             PARTICIPATION AGREEMENT
                             -----------------------

The Participation Agreement (the "Agreement"), dated as of July 27, 1999, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); Allianz Life Insurance Company of North America, a Delaware life insurance company ("LIFE COMPANY"); and USAllianz Investor Services, LLC ("UNDERWRITER"), is hereby amended as follows:

Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
                 2.3       APPLICABLE PRICE

     (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, , in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; PROVIDED that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation
     Section 22 of the 1940 Act and the rules thereunder.

     (b) All other Share purchases and redemptions by LIE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

     (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund to prevent any person exercising, or purporting to exercise, rights or privileges under one or more

     Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.


     Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                 6.3 FUNDS TO REMAIN AVAILABLE

                 Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

     Section 22 is hereby added to the Agreement:

                            SECTION 22. FORCE MAJEURE
                            -------------------------
                 Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   SCHEDULE A

 FUNDS AVAILABLE UNDER THE CONTRACTS
------------------------------------
AIM V.I. Aggressive Growth Fund
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Demographic Trends Fund
AIM V.I. Diversified Income Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund

AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund
AIM V.I. Real Estate Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Core Stock Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Health Care Fund
AIM V.I. Leisure Fund
AIM V.I. Small Company Growth Fund
AIM V.I. Technology Fund
AIM V.I. Total Return Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------
o        Allianz Life Variable Account A
o        Allianz Life Variable Account B


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------

ALLIANZ VARIABLE ACCOUNT A
--------------------------
o        LifeFund

ALLIANZ VARIABLE ACCOUNT B
--------------------------
o        Value Mark II
o        Valuemark III
o        Valuemark IV
o        Valuemark Income Plus
o        USAllianz Charter II
o        USAllianz Alterity
o        USAllianz Rewards
o        USAllianz High Five
o        USAllianz High Five Bonus
o        USAllianz High Five L

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:  /S/ MAY 1 , 2005.
               -----------     --
                                             AIM VARIABLE INSURANCE FUNDS
Attest: /S/ JIM COPPEDGE                     By: /S/ ROBERT H. GRAHAM
      -----------------                        ------------------------
Name:  Jim  A. Coppedge                      Name:   Robert H. Graham
Title: Assistant Secretary                   Title:  President


                                             AIM DISTRIBUTORS, INC.
Attest: /S/ P MICHELLE GRACE                 By: /S/GENE L. NEEDLES
      ---------------------                    --------------------
Name:    P Michelle Grace                    Name: Gene L. Needles
Title:   Assistant Secretary                 Title:President


                                             ALLIANZ LIFE INSURANCE COMPANY OF
                                             NORTH AMERICA
Attest : /S/ JANE M. WIESE                   By: /S/STEWART GREGG
        -----------------                      ------------------
Name:      Jane M. Wiese                     Name: Stewart Gregg
Title:   Sr. Compliance Analyst              Title: 2nd VP



                                             USALLIANZ INVESTOR SERVICES, LLC
Attest : /S/ JANE M. WIESE                   By: /S/STEWART GREGG
        -----------------                      ------------------
Name:      Jane M. Wiese                     Name: Stewart Gregg
Title:   Sr. Compliance Analyst              Title:Secretary and VP

(seal)

                                 AMENDMENT NO.2


                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated as of July 27, 1999, by and among AIM Variable Insurance Funds, a Delaware trust "AVIF"); Allianz Life Insurance Company of North America, a Minnesota life insurance company ("LIFE COMPANY"), and Allianz Life Financial Services, LLC, (formerly NALAC Financial Plans, LLC and formerly USAllianz Investor Services, LLC) ("UNDERWRITER") is hereby amended as follows:

Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

              2.3      APPLICABLE PRICE

               (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that Life; COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LINE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, , in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; PROVIDED that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

               (b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

               (c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LINE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, "Participants")) from engaging in any trading practices in any Fund that the Board determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.


Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

                 6.3 FUNDS TO REMAIN AVAILABLE

                 Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:

                            SECTION 22. FORCE MAJEURE
                            -------------------------
                 Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A
                                   ----------

 FUNDS AVAILABLE UNDER THE CONTRACTS
------------------------------------
o        AIM V.I. Capital Appreciation Fund
o        AIM V.I. Core Equity Fund
o        AIM V.I. International Growth Fund

 SEPARATE ACCOUNTS UTILIZING THE FUNDS
--------------------------------------
o        Allianz Life Variable Account A
o        Allianz Life Variable Account B

 CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
 -----------------------------------------
o        Valuemark II
o        Valuemark III
o        Valuemark IV
o        Valuemark Income Plus
o        Valuemark Life
o        Allianz LifeFund
o        Allianz Charter
o        Allianz Dimensions
o        Allianz Alterity
o        Allianz Rewards
o

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2006

                                            AIM VARIABLE INSURANCE FUNDS
Attest: /S/ JIM COPPEDGE                    By:   /S/ JOHN M. ZERR
      -----------------                           --------------------
Name:     Jim Coppedge                      Name:   John M. Zerr
                                                  --------------------
Title:    Assistant Secretary               Title:  Senior Vice President
                                                  -----------------------

                                            ALLIANZ LIFE INSURANCE COMPANY OF
                                            NORTH AMERICA
Attest :/S/ JANE WIESE                      By: /S/STEWART GREGG
        -----------------                     ---------------------
Name:    Jane Wiese                         Name:  Stewart D. Gregg
Title:   Sr. Compliance Analyst             Title: Second VP and Senior
                                                   Securities Counsel


                                            ALLIANZ LIFE FINANCIAL SERVICES, LLC
Attest :/S/ JANE WIESE                      By: /S/JEFFREY KLETTI
        -----------------                      -------------------
Name:    Jane Wiese                         Name:Jeffrey Kletti
Title:   Sr. Compliance Analyst             Title:Sr. VP Advisory Management